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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER


 As independent petroleum consultants, Huddleston & Co., Inc., hereby consents
 (i) to the summarization of our report entitled "HarCor Energy, Inc., Estimated Future Reserves and Revenues for Certain Properties as of January 1, 1997," as detailed in the Form 10-K for the year ended December 31, 1996, for HarCor Energy, Inc., filed with the Securities and Exchange Commission in March 1997 and (ii) to the reference to our firm as experts and to the incorporation by reference of such Form 10-K in this Registration Statement of HarCor Energy, Inc., on Form S-3.


                              HUDDLESTON & CO., INC.


                              By:  /s/  M. DRAYTON PRATOR, III, P.E.
                                   ---------------------------------------------
                                        M. Drayton Prator, III, P.E.
                                        Senior Vice President


 Houston, Texas
 April 29, 1997